Exhibit 1.1

EXECUTION COPY

6,250,000 Shares

VIVUS, INC.

Shares of Common Stock

$0.001 par value

UNDERWRITING AGREEMENT

March 9, 2005

SG COWEN & CO., LLC

WACHOVIA CAPITAL MARKETS, LLC

As Representatives of the several Underwriters

c/o SG Cowen & Co., LLC

1221 Avenue of the Americas

New York, New York 10020

Dear Sirs:

1.             INTRODUCTORY.  VIVUS, INC., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 6,250,000 shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company.  The aggregate of 6,250,000 shares so proposed to be sold is hereinafter referred to as the “Firm Stock”.  The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 937,500 shares of Common Stock (the “Optional Stock”).  The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock”.   SG Cowen & Co., LLC (“SG Cowen”) and Wachovia Capital Markets, LLC are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

2.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)           A registration statement on Form S-3 (File No. 333-121519) (the “Registration Statement”), in respect of an aggregate amount of $50,000,000 of Common Stock, including the Stock has been filed with the Securities and Exchange Commission (the “Commission”).  The Registration Statement and any post-effective amendment thereto (excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein) each in the form heretofore delivered to you, for you and each of the other Underwriters, has been declared effective by the Commission in such form.  Except for documents incorporated by reference therein and the Preliminary Prospectus (as defined below), no other document relating to the Registration Statement or document incorporated by reference therein has been filed with the Commission since effectiveness.  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.  Any preliminary prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (as defined below), is hereinafter called a “Preliminary Prospectus.”  The term “Registration Statement” includes: (A) the information contained in the prospectus contained in the Registration Statement at the time such part of the Registration

Statement became effective (the “Base Prospectus”) and (B) the documents incorporated by reference in the Base Prospectus, each as amended at the time such part of the Registration Statement became effective.  The final prospectus supplement (the “Final Supplement”), in the form to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), together with the Base Prospectus, is hereinafter collectively called the “Prospectus.”  Any reference herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(b)           The Registration Statement conforms (and the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the rules and the regulations (the “Rules and Regulations”) of the Commission thereunder and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16 of this Agreement).

(c)           The documents incorporated by reference (or deemed to be incorporated by reference) in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read together with the other information included or incorporated by reference in the Prospectus, none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, at the time such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder and, when read together with the other information included or incorporated by reference in the Prospectus, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)           The Company and each of its subsidiaries (as defined in Section 14 of this Agreement) have been duly incorporated and are validly existing as corporations or other legal entities in good standing (or the equivalent thereof, if any) under the laws of their respective jurisdictions of incorporation or organization and are duly qualified to do business and are in good standing (or the equivalent thereof, if any) as foreign corporations or other legal entities, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified and in good standing or have such power or authority would not have, singularly or in the aggregate, a “Material Adverse Effect.” Material Adverse Effect means an event or condition that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole.  The Company owns or controls, directly or indirectly, only the following corporations, partnerships or other entities:  VIVUS International Limited, VIVUS Ireland Limited, VIVUS UK Limited and VIVUS BV Limited.

(e)           This Agreement has been duly authorized executed and delivered by the Company.

(f)            The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

(g)           The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company (and with respect to the Stock will be as of the First Closing Date), have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  Except as set forth in the Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(h)           All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(i)            The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or comparable governing documents) of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

(j)            Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the applicable Rules and Regulations and applicable state securities laws, the National Association of Securities Dealers, Inc. and the Nasdaq National Market in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(k)           KPMG LLP, which has expressed its opinions on the audited financial statements and related schedules included or incorporated by reference in the Registration Statement and the Prospectus that were audited by KPMG LLP, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(l)            The financial statements, together with the related notes and schedules, included or incorporated by reference in the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules included or incorporated by reference in the Prospectus have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis except as may be set forth in the Prospectus.  The financial statements, together with the related notes and schedules, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Prospectus.

(m)          Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock (other than option grants and exercises of options existing on such date in the ordinary course of business) or long-term debt (other than renewal on existing terms, repayment or termination of long term indebtedness existing on such date) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(n)           Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject (i) that is required to be described in the Registration Statement or the Prospectus and is not described therein, (ii) that, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect, or (iii) that would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to `the Company’s  knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(o)           Neither the Company nor any of its subsidiaries  (i) is in violation of its charter or by-laws (or comparable governing documents), (ii) is in default in any respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation, or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of its properties, as applicable (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”), the Federal Trade Commission (the “FTC”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA or the FTC), except, with respect to clauses (ii) and (iii) any violations or defaults that, singularly or in the aggregate, would not have a Material Adverse Effect.

(p)           The Company and each of its subsidiaries has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities (including, without limitation, the FDA, and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the FDA) necessary to conduct its businesses (collectively, “Permits”), except where the failure to make or possess the same would not have a Material Adverse Effect.  The Company is in compliance with the terms and conditions of all such Permits except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, claim or proceeding that may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit that, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(q)           Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(r)            Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(s)           The Company or its subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trademarks, service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as described in the Prospectus except where failure to own, possess, license or have such rights would not have a Material Adverse Effect.  Except as set forth in the Prospectus, (a) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (b) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or its subsidiaries in or to any such Intellectual Property, (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim in the United States by others challenging the validity or scope of any such Intellectual Property; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and/or its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, (e) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application that contains claims for which an Interference Proceeding could be commenced against any patent or patent application described in the Prospectus as being owned by or licensed to the Company; and (f) the Company and its subsidiaries have taken all commercially reasonable steps necessary to perfect its ownership of the Intellectual Property.

(t)            The Company and each of its subsidiaries have good and legal title to, or have valid rights to lease or otherwise use, all items of real or personal property that are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect.

(u)           No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent that could reasonably be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(v)           No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code and such regulations and published interpretations thereof; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan;” and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(w)          There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind that would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(x)            The Company and its subsidiaries each (i) have filed with all necessary federal, state and foreign income and franchise tax returns, (ii) have paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the Company’s knowledge, proposed against it that could reasonably be expected to have a Material Adverse Effect.

(y)           The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(z)            The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)         The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete record of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each of its subsidiaries since January 1, 2002 through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(bb)         There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects.  The Company has not received notice of any pending or threatened suspension or termination of any such franchise, lease, contract or agreement, except for such pending or threatened suspensions or terminations that would not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

(cc)         The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company and its subsidiaries were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) except where failure to do so would not have a Material Adverse Effect.  The descriptions of the results of such studies and tests are accurate and complete in all material respects and fairly present the published data derived from such studies and tests.  Neither the Company nor any of its subsidiaries have received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests.

(dd)        The Company has established and administers a internal policies or procedures for the Company, to assist the Company and the directors, officers and employees of the Company in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) and to provide compliance policies governing applicable areas for medical device companies (including, without limitation, pre-clinical and clinical testing, product design and development, product testing, product manufacturing, product labeling, product storage, premarket clearance and approval, advertising and promotion, product sales and distribution, medical device reporting regulations, and record keeping), except where the failure to establish, administer or provide such internal policies or procedures would not have a Material Adverse Effect.

(ee)         Neither the Company nor any of its subsidiaries has failed to file with the applicable regulatory authorities (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions, except where any such failure to file or comply or any such deficiency as described in this Section 2(ee) would not have a Material Adverse Effect.

(ff)           No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

(gg)         No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(hh)         Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ii)           Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(jj)           No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                                                (kk)         The Company has filed with The Nasdaq Stock Market, Inc. (“Nasdaq”) a Notification Form: Listing of Additional Shares with respect to the Stock.

                                                (ll)           The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

(mm)       The Company has taken all necessary actions to ensure that, upon and at all times after the date hereof, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

(nn)         Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company, or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(oo) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.

(pp) There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

(qq) The Company meets the pre-1992 eligibility requirements for the use of a Registration Statement on Form S-3 in connection with the offering contemplated thereby and hereby (the pre-1992 eligibility requirements for the use of the Registration Statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months).

3.             PURCHASE SALE AND DELIVERY OF OFFERED SECURITIES.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto.

The purchase price per share to be paid by the Underwriters to the Company for the Stock shall be $3.179 per share (the “Purchase Price”).

The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in uncertificated form or in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full Business Day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price therefor by wire transfer of immediately available funds to an account at a bank reasonably acceptable to SG Cowen, payable to the order of the Company.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on March 15, 2005, in accordance with Rule 15c6-1 of the Exchange Act.  The time and date of such payment and delivery are herein referred to as the “First Closing Date.”  The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and SG Cowen.

The Company shall make the certificates for the Stock, if any, available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty-four (24) hours prior to  the First Closing Date.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price.  The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock.  Such shares of Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) calendar days subsequent to the date of this Agreement.  No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered to and purchased by the Underwriters in accordance with this Agreement.  The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock.  Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) Business Days nor later than five (5) Business Days after written notice is given.  The Option Closing Date and the First Closing Date are herein called the “Closing Dates.”

The Company will deliver the Optional Stock to the Underwriters (in uncertificated form or in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full Business Day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor in immediately available funds by wire transfer to an account at a bank reasonably acceptable to SG Cowen payable to the order of the Company.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each

Underwriter hereunder.  The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and SG Cowen.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

(4)             FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees with the several Underwriters that:

(a)           The Company will prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second Business Day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Option Closing Date to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when  any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

(b)           If at any time prior to the expiration of nine (9) months after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(c)           To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(d)           To deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Prospectus (not later than 10:00 A.M., New York time, of the second Business Day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York City time, on the Business Day following the date of such amendment or supplement) and (iv) any document incorporated by reference in the Prospectus (excluding exhibits thereto).

(e)           To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f)            The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

(g)           During the period of five (5) years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed by the Company with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

(h)           The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of ninety (90) calendar days from the date of the Final Supplement without the prior written consent of SG Cowen other than (i) the Company’s sale of the Stock hereunder, (ii) up to an aggregate of 1,000,000 shares of restricted Common Stock or securities convertible into or exercisable or exchangeable for shares of restricted Common Stock issuable in connection with transactions with strategic partners of the Company that agree to be bound by the provisions of this section 6(h) or (iii) the granting of options or the issuance of shares of Common Stock pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights ), provided, however, that if (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will cause each officer and director listed in Schedule B and will use its commercially reasonable best efforts to cause each five percent (5%) or greater stockholder that intends to purchase Stock pursuant to the terms of the Registration Statement and Prospectus to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of ninety (90) calendar days from the date of the Prospectus, without the prior written consent of SG Cowen.

(i)            The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

(j)            Prior to each of the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing or incorporated by reference in the Registration Statement and the Prospectus.

(k)           Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by the Securities Act, the Exchange Act, rules and regulations promulgated by Nasdaq or any other applicable law, rule or regulation.

(l)            In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(m)          The Company will not take any action prior to the Option Closing Date that would require the Prospectus to be amended or supplemented pursuant to Section 4(b).

(n)           The Company shall at all times use commercially reasonable efforts to comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(o)           The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading “Use of Proceeds.”

(p)           The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

5.             PAYMENT OF EXPENSES.    The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments and exhibits thereto or any document incorporated by reference therein the costs of printing, reproducing and distributing  the “Agreement Among Underwriters” between the Representatives and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire and this Agreement by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers, if applicable, (e) any applicable listing or other similar fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters), if applicable; (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

6.             CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.  The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a).

(b)           None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Wilson Sonsini Goodrich & Rosati Professional Corporation shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i)                                     The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority necessary to own or lease its property and assets and to conduct the businesses in which it is engaged.

(ii)                                  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the Stock being delivered on the Closing Date, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

(iii)                               All the outstanding shares of capital stock of each subsidiary of the Company, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance or security interest.

(iv)                              There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company’s charter or by-laws or any agreement filed as an Exhibit to the Registration Statement or incorporated by reference therein.

(v)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(vi)                              The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms or provisions of any agreement or instrument filed as an Exhibit to the Registration Statement or incorporated by reference therein, nor will such actions result in any violation of the Charter or by-laws of the Company or any statute or any order, rule or regulation known to us of any court or governmental agency or body or court having jurisdiction over the Company.  Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws or NASDAQ in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(vii)                           The statements in the Prospectus (other than the financial statements and related schedules and other financial data contained or incorporated by reference therein, as to which such counsel need express no opinion) under the heading “Risk Factors— Our charter documents and Delaware law could make an acquisition of our company difficult, even if an acquisition may benefit our stockholders”, “Business—Government Regulations—FDA Regulation”, “Description of Common Stock” and “Anti-Takeover Effects of Delaware Law”, to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

(viii)                        The description in the Registration Statement and Prospectus of statutes, legal or governmental proceedings and contracts and other documents are accurate in all material respects; and to such counsel’s knowledge, there are no statutes, legal or governmental proceedings, contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

(ix)                                To such counsel’s knowledge, the Company (i) is in violation of its charter or by-laws (or comparable governing documents), (ii) is not in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument filed as an Exhibit to the Registration Statement or incorporated by reference therein or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not have a Material Adverse Effect.

(x)                                   To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or asset of the Company is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xi)                                The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

(xii)                             The Registration Statement, as of its effective date and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein (including statistical information derived from such financial statements or financial data), as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus  (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(xiii)                          To such counsel’s knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(xiv)                         The Company is not, and after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that (A) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and (B) based on such counsel’s examination of the Registration Statement and the Prospectus and conferences with certain officers and employees of and with auditors for the Company as well as the Underwriters and counsel to the Underwriters and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of any statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (vii) of this Section 6(d), nothing has come to its attention that would lead it to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date or at the date of such opinion letter, contained an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief as to the financial statements or schedules or other financial data (including statistical information derived from such financial statements, schedules or financial data), contained therein or included or incorporated by reference in the Registration Statement or the Prospectus.

(e)           The Reed Intellectual Property Law Group, patent counsel for the Company shall have furnished to the Representatives, such counsel’s written opinion, addressed to the Underwriters and dated the Closing Date in form and substance satisfactory to the Representatives.

(f)            The Representatives shall have received from Steinhauser Hoogenraad Advocaten, counsel for VIVUS B.V., such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g)           The Representatives shall have received from Taylor Wessing, counsel for VIVUS UK Limited, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(h)           The Representatives shall have received from Conyers Dill & Pearman, counsel for VIVUS International Limited, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(i)            The Representatives shall have received from Brown Raysman Millstein Felder & Steiner LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(j)            At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

(k)           On the Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from KPMG LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three Business Days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(j).

(l)            The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chairman of the Board, its President or an Executive Vice President and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement and the Prospectus and, in their opinion, the Registration Statement as of its effective date and the Prospectus, as of such effective date and the date of the Final Supplement, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of  the Registration Statement no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus, (iii) to their knowledge, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company  has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

(m)          Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus: (i) any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus, (ii) any change in the capital stock or long-term debt of the Company or any of its subsidiaries or (iii) any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, other than as set forth in or contemplated by the Prospectus, the effect of which, in any such case described in clause (i), (ii) or (iii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Prospectus.

(n)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body that would, as of the Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any U.S. federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(o)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, or the subject of an act of terrorism, or there shall have been an escalation in hostilities currently involving the United States, (iv) there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions in the United States (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

(p)           The Company shall have filed such applications as are necessary to include the Stock on the Nasdaq National Market and satisfactory evidence of such actions shall have been provided to the Representatives.

(q)           SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and stockholders of the Company listed in Schedule B to this Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             INDEMNIFICATION AND CONTRIBUTION.

(a)           The Company and its subsidiaries shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the “Underwriter Indemnified Parties” and, each an “Underwriter Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon  (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii)  the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated

therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (A) the Company and the subsidiaries shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 16 of this Agreement) and (B) that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Securities, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Securities to such person, (ii) a copy of the Prospectus (as then amended or supplemented) excluding documents incorporated by reference therein was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(d), and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

This indemnity agreement is not exclusive and will be in addition to any liability that the Company and its subsidiaries might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless (i) the Company, its officers, employees, representatives and agents, each of its directors and (ii) each person, if any, who controls the Company within the meaning of the Securities Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter’s Information.  This indemnity agreement is not exclusive and will be in addition to any liability that the Underwriters might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to the Company Indemnified Parties.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party,  or by the Company if the indemnified parties under this Section 7 consist of  any Company Indemnified Party.  Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.  Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel to which the indemnified party is entitled to be reimbursed pursuant to Section 7(c) above, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with the request for reimbursement for fees and expenses of counsel prior to the date of such settlement and (iv) such indemnifying party shall not have delivered to the indemnified party a good faith written objection to its obligation to indemnify the indemnified party.

(e)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,  (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and its subsidiaries on the one hand and the Underwriters on the other from the offering of the Stock or if  the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and its subsidiaries on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and its subsidiaries on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and its subsidiaries bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of  the Prospectus.  The relative fault shall be determined by reference to, among other matters, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and its subsidiaries on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, the Registration Statement or the Prospectus consists solely of the Underwriter’s Information.  The Company and its subsidiaries and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint.

8.             TERMINATION.  The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(m) or 6(o) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9.             REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.  If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, then the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the SG Cowen.  If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

10.           SUBSTITUTION OF UNDERWRITERS.  If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full Business Days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement.  Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid pursuant to Section 5 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11.          SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties. It is understood that the Underwriters’ responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12.           SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13.          NOTICES.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen & Co., LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention:  Michelle Bowe, Esq. (Fax: 212-278-7995); with a copy to Brown Raysman Millstein Felder & Steiner LLP, 900 3rd Avenue, New York, New York 10022, Attention: Stuart Bressman, Esq. (Fax: 212-895-2900).

(b)           if to the Company shall be delivered or sent by mail, telex or facsimile transmission to VIVUS, Inc., 1172 Castro Street, Mountain View, California 94040, Attention: Timothy E. Morris (Fax: 650-934-5206);  with a copy to Wilson Sonsini Goodrich & Rosati Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attention: Mark L. Reinstra, Esq. (Fax: 650-493-6811).

14.                                 DEFINITION OF CERTAIN TERMS.  For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday, a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or any day on which the New York Stock Exchange, Inc. is not open for trading.

“Interference Proceeding” shall have the meaning set forth in 35 U.S.C. § 135.

 “subsidiaries” shall mean: VIVUS International Limited, VIVUS UK, VIVUS Ireland Limited and VIVUS BV Limited.

“Company’s knowledge” shall mean that which the officers and directors of the Company know or should have known using the exercise of reasonable due diligence.

15.           GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.           UNDERWRITERS’ INFORMATION.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus:  (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the third, ninth, tenth and eleventh paragraphs under the heading “Underwriting.”

17.           AUTHORITY OF THE REPRESENTATIVES.  In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

18.           PARTIAL UNENFORCEABILITY.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.           GENERAL.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

20.           COUNTERPARTS.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures transmitted electronically or by facsimile shall be deemed to be original signatures.

If the foregoing is in accordance with your understanding of the agreement between the Company, and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below

Very truly yours,

VIVUS, INC.

By:	/s/ Timothy E. Morris
Name: Timothy E. Morris
Title: Vice President Finance, Chief Financial Officer

Accepted as of
the date first above written:

SG COWEN & CO., LLC

WACHOVIA CAPITAL MARKETS, LLC
Acting on their own behalf
and as Representatives of several
Underwriters referred to in the
foregoing Agreement.

By:  SG COWEN & CO., LLC

By:	/s/ Graham Powis
Name: Graham Powis
Title: Managing Director and Head of Health
Care Equity Capital Markets

SCHEDULE A

Name	Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased

SG Cowen & Co., LLC	3,945,000	591,750

Wachovia Capital Markets, LLC	2,125,000	318,750

Caris & Company, Incorporated	60,000	9,000

Maxim Securities, Inc.	60,000	9,000

Roth Capital Partners LLC	60,000	9,000

Total	6,250,000	937,500

SCHEDULE B

1.                                       Virgil A. Place, M.D.

2.                                       Leland F. Wilson

3.                                       Peter Y. Tam

4.                                       John Dietrich, Ph.D.

5.                                       Guy P. Marsh

6.                                       Timothy E. Morris

7.                                       Terry M. Nida

8.                                       Mark B. Logan

9.                                       Mario M. Rosati

10.                                 Linda M. Dairiki Shortliffe, M.D.

11.                                 Graham Strachan

Exhibit I

Form of Lock-Up Agreement

SG Cowen & Co., LLC

Wachovia Capital Markets, LLC

As Representatives of the

several Underwriters

c/o SG Cowen & Co., LLC

1221 Avenue of the Americas

New York, New York 10020

Re:   VIVUS, Inc. — Public Offering of Common Stock

Dear Sirs:

In order to induce SG Cowen & Co., LLC (“SG Cowen”) and Wachovia Securities, LLC (together with SG Cowen, the “Representatives”) to enter into a certain underwriting agreement (the “Underwriting Agreement”) with VIVUS, Inc., a Delaware corporation (the “Company”), with respect to the public offering of shares (the “Offering”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period of 90 calendar days following the date of the final prospectus (the “Final Prospectus”) filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock. Notwithstanding the foregoing, nothing contained herein will be deemed to restrict or prohibit the transfer of shares of Common Stock, Beneficially Owned Shares or securities convertible into or exercisable or exchangable for shares of Common Stock (i) as a bona fide gift, provided the recipient thereof agrees in writing to be bound by the terms hereof or (ii) as a distribution to partners, retired partners or the estates of such partners or retired partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms hereof.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned from and after the date hereof shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the 90 day period following the date of the Final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.